Exhibit 99.1
News Release

Contacts:	Media:	Investor Relations:
	David Bruce	Bob Brunn
	(305) 500-4999	(305) 500-4053
RYDER ANNOUNCES DEBT TENDER OFFER
     MIAMI, August 10, 2009 — Ryder System, Inc.(NYSE: R) has commenced a cash tender offer to purchase up to $100 million aggregate principal amount of certain of its outstanding notes as described below (the “Offer”). The terms and conditions of the tender offer are described in Ryder’s Offer to Purchase dated August 10, 2009 (the “Offer to Purchase”) and the related Letter of Transmittal. Ryder expects to purchase the notes with commercial paper borrowings.
The Tender Offer
     Upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, Ryder is offering to purchase up to $100 million aggregate principal amount of (1) 5.95% Notes due May 2011 (“May 2011 Notes”), (2) 5.0% Notes due April 2011 (“April 2011 Notes”) and (3) 4.625% Notes due April 2010 (“April 2010 Notes” and together with the May 2011 Notes and the April 2011 Notes, the “Notes”). The amount of each series of Notes that is purchased in the Offer will be based on the order of priority (the “Acceptance Priority Level”) for such series, subject to a cap of $50 million on the aggregate principal amount of May 2011 Notes and April 2011 Notes, on a combined basis, that may be purchased.

					Early	Late Tender
	Principal	Acceptance	Maximum		Tender	Offer
Title of Securities and	Amount	Priority	Tender	Total	Payment	Consideration
CUSIP Numbers	Outstanding	Level	Amount	Consideration(1)	(1)(2)	(1)
5.95% Notes due May 2011 (CUSIP No. 78355 HJJ 9)	$250,000,000	1st	$50,000,000(3)	$1,050	$30	$1,020
5.0% Notes due April 2011 (CUSIP No. 78355 HJG 5)	$175,000,000	2nd	$50,000,000(3)	$1,030	$30	$1,000
4.625% Notes due April 2010 (CUSIP No. 78355 HJF 7)	$225,000,000	3rd	(4)	$1,020	$20	$1,000

(1)	Per $1,000 principal amount of Notes tendered and accepted for purchase. Does not include accrued and unpaid interest, which will be paid on Notes accepted for purchase.

(2)	Included in the Total Consideration for Notes validly tendered and not validly withdrawn in the Offer at or prior to 5:00 p.m., New York City time, on the Early Tender Date.

(3)	The Maximum Tender Amount for the May 2011 Notes and the April 2011 Notes, on a combined basis, is $50,000,000. Consequently, if more than $50,000,000 May 2011 Notes are validly tendered, we will purchase only $50,000,000 May 2011 Notes and we will not purchase any April 2011 Notes.

(4)	$100,000,000, less the amount of May 2011 Notes and April 2011 Notes tendered and accepted for purchase.

     If there are sufficient remaining funds to purchase some, but not all, of the Notes of a series of an applicable Acceptance Priority Level, the amount of Notes purchased in that series will be prorated based on the aggregate principal amount of Notes of such series validly tendered and not validly withdrawn in the Offer.
     Holders of Notes that are validly tendered and not validly withdrawn at or before 5:00 p.m., New York City time, on August 21, 2009 (the “Early Tender Date”) and accepted for purchase will receive the Total Consideration specified in the table above for each $1,000 principal amount of Notes purchased, which will include the applicable early tender payment set forth in the table above per $1,000 principal amount of Notes purchased (the “Early Tender Payment”). Holders of Notes that are validly tendered after 5:00 p.m., New York City time, on the Early Tender Date, but at or before 12:00 midnight, New York City time, on September 4, 2009 (the “Expiration Date”) and accepted for purchase will receive the Total Consideration less the Early Tender Payment (the “Late Tender Offer Consideration”). In addition to the Total Consideration or Late Tender Offer Consideration, as the case may be, payable in respect of Notes accepted for purchase, holders will receive accrued and unpaid interest on their purchased

Notes from the applicable last interest payment date to, but not including, the date of payment for purchased Notes. Tenders of Notes may be validly withdrawn at any time up to 5:00 p.m., New York City time, on August 21, 2009 (the “Withdrawal Date”) but, except as required by law, after such time may not be validly withdrawn.
     The Offer is scheduled to expire at 12:00 midnight, New York City time, on the Expiration Date, unless extended. The Offer is not subject to the receipt of any minimum amount of tenders but is subject to the general conditions set forth in the Offer to Purchase and the related Letter of Transmittal.
     Provided that the conditions to the Offer have been satisfied or waived, payment for Notes purchased in the Offer will be made promptly after the Expiration Date, which is expected to be two business days following the Expiration Date, or September 9, 2009.
     Upon the terms and subject to the conditions of the Offer, we will notify the Tender Agent, D.F. King & Co., Inc., promptly after the Expiration Date, of which Notes tendered are accepted for purchase and payment pursuant to the Offer. If you validly tender your Notes and do not validly withdraw them and we accept them for purchase, subject to the terms and conditions of the Offer, including the proration procedures set forth in the Offer to Purchase, we will pay you the Total Consideration or Late Tender Offer Consideration, as applicable, together with accrued and unpaid interest on the tendered Notes from the last interest payment date applicable to the Notes to, but not including, the Settlement Date (“Accrued Interest”).
     The Dealer Managers for the Offer are Mizuho Securities USA Inc., Jefferies & Company, Inc. and SunTrust Robinson Humphrey, Inc. Questions regarding the Offer may be directed to Mizuho Securities USA Inc. at 866-271-7403 (toll free) or to Jefferies & Company, Inc. at 877-877-0696 (toll free) and 212-284-2435 (collect) or to SunTrust Robinson Humphrey, Inc. at 800-685-4786 (toll-free) and 404-813-0215 (collect). Copies of the Offer to Purchase and the related Letter of Transmittal may be obtained from the Information Agent, D.F. King & Co., Inc., at 800-269-6427 (toll-free) and 212-269-5550 (collect).
     This press release is neither an offer to purchase, nor a solicitation of an offer to sell the Notes or any other securities. Ryder is making the offer only by, and pursuant to, the terms of the Offer to Purchase and the related Letter of Transmittal. The Offer is not being made in any jurisdiction in which the making of or acceptance thereof would not be in compliance with the securities laws, blue sky laws or other laws of such jurisdiction. None of Ryder, the Dealer Managers or the Tender Agent and the Information Agent makes any recommendation as to whether holders should tender or refrain from tendering their Notes. Holders must make their own decision as to whether to tender Notes and, if so, the principal amount of the Notes to tender.
About Ryder
     Ryder provides leading-edge transportation, logistics, and supply chain management solutions. Ryder’s stock (NYSE: R) is a component of the Dow Jones Transportation Average and the Standard & Poor’s 500 Index. Ryder ranks 399th on the FORTUNE 500®. For more information on Ryder System, Inc., visit www.ryder.com.
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Note Regarding Forward-Looking Statements: Certain statements and information included in this presentation are “forward-looking statements,” including statements regarding the completion of the Offer. Accordingly, these forward-looking statements should be evaluated with consideration given to the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Important factors that could cause such differences include, among others, the risk that the conditions to the Offer are not satisfied or waived by the Expiration Date and the risks described in our filings with the Securities and Exchange Commission. The risks included here are not exhaustive. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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